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                                                                     Exhibit 3.2





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Prescribed by                            Charter No.: __________________________
BOB TAFT, Secretary of State             Approved: _____________________________
30 East Broad Street, 14th Floor         Date: _________________________________
Columbus, Ohio  43266-0418               Fee:  _________________________________
Form C-107 (January 1991)



                            CERTIFICATE OF AMENDMENT
                                 BY DIRECTORS OF


                                  PH GROUP INC.
--------------------------------------------------------------------------------
                              (Name of Corporation)

Charles T. Sherman, who is:

/  / Chairman of the Board  /X/ President /  / Vice President (check one)

and Kenneth J. Warren, who is:
                     /X/ Secretary   /  / Assistant Secretary (check One)

of the above named Ohio corporation for profit do hereby certify that:

/ / a meeting of the Board of Directors was called and held on the ___ day of ______________, 19___.

/X/ in a writing signed by all the Directors pursuant to Section 1701.54 of the Ohio Revised Code , the following resolution was adopted pursuant to
     Section 1701.72(B) (insert the proper paragraph number) of the Ohio Revised
     Code:

         RESOLVED, that the Amended and Restated Articles of Incorporation of PH Group Inc., in the form attached hereto as Exhibit A and made a part hereof, which Amended and Restated Articles of Incorporation consolidate the original articles and all previously adopted amendments to the articles that are in force at the date hereof, be, and the same hereby are, adopted.


         IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 30th day of April, 1998.


                                             By /s/ Charles T. Sherman
                                                ------------------------------
                                                    (President)


                                             By /s/ Kenneth J. Warren
                                                ------------------------------
                                                    (Secretary)

NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.


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                                                                       Exhibit A

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                  PH GROUP INC.


                                    ARTICLE I

          The name of said corporation shall be PH Group Inc.

                                   ARTICLE II

          The place in Ohio where its principal office is to be located is in Columbus, Franklin County, Ohio.

                                   ARTICLE III

          The purposes for which it is formed are to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Revised Code.

          This corporation reserves the right at any time and from time to time substantially to change its purpose in the manner now or hereafter permitted by statute. Any change of the purposes of the corporation which is authorized or approved by the holders of shares entitling them to exercise the proportion of the voting power of the corporation now or hereafter required by statute, shall be binding and conclusive upon every shareholder as if he had voted therefor. No shareholder, notwithstanding that he may have voted against such change of purposes or may have objected thereto in writing, shall be entitled to payment of the fair cash value of his shares.

                                   ARTICLE IV

                                AUTHORIZED SHARES

          Section 1. Number and Class of Shares. The number of shares which the Corporation is authorized to have issued and outstanding is 12,500,000 shares. The classes and the aggregate number of shares of each class are as follows:

                   (a)     10,000,000 Common Shares, without par value; and

                   (b)     2,500,000 Preferred Shares, without par value.

No holder of Common Shares or of Preferred Shares shall have as such, as a matter of right, the preemptive right to subscribe for or purchase any part of any new or additional issue of shares of any class whatsoever, or of securities or other obligations convertible into or exchangeable for any shares of any class whatsoever or which by warrants or otherwise entitle the holders thereof


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to subscribe for or purchase any shares of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration.

         Section 2.        Preferred Shares.

                   2.1. Issuance in Series. Any unissued or treasury Preferred Shares may be issued from time to time in one or more series for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors is hereby expressly authorized to adopt amendments to the Articles of Incorporation in respect of any unissued or treasury Preferred Shares to, among other things, fix or change (a) the division of Preferred Shares into one or more series, (b) the designation and authorized number of shares of each series, and (c) the express terms of each series of Preferred Shares. The express terms of shares of different series of Preferred Shares shall be identical except that there may be variations in respect of:

                            2.1.1.  the dividend or distribution rate;

                            2.1.2.  the dates of payments of dividends or
distributions and the dates from which they are cumulative;

                            2.1.3.  redemption rights and price;

                            2.1.4.  liquidation price;

                            2.1.5.  sinking fund requirements;

                            2.1.6.  conversion rights; and

                            2.1.7.  restrictions on the issuance of shares of
the same series or of any other class or series.

                   2.2. Voting Rights. As to every matter requiring the approval of the shareholders of the Corporation, every holder of Preferred Shares shall be entitled to one vote for each Preferred Share standing in his name on the books of the Corporation, with the same and identical voting rights, except as otherwise provided herein, as a holder of Common Shares. The Preferred Shares and Common Shares shall vote together as a single class, except as otherwise required by law or the Articles of Incorporation.

                  2.3. Priority of Preferred Shares in Event of Dissolution. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntarily or involuntarily, the holders of each series of Preferred Shares shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to receive, out of the net assets of the Corporation, the amount fixed and determined by the Board of Directors in any amendment to the Articles of Incorporation providing for the issuance of a particular series of Preferred Shares, before any distribution shall be made to the holders of Common Shares. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or



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part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 2.3.

                   2.4. Priority of Preferred Shares to Dividends or Other Distributions. As and when dividends or other distributions payable in cash, property or capital stock of the Corporation may be declared by the Board of Directors, holders of Preferred Shares shall be paid a dividend or distribution in an amount to be determined by the Board of Directors in any amendment to the Articles of Incorporation before payment of any such dividend or distribution is made to holders of Common Shares.

                                    ARTICLE V

          A. Notwithstanding any provision of the Revised Code of Ohio, now or hereafter in force, requiring for any purpose the vote of the holders of shares entitling them to exercise two-thirds or any other proportion of the voting power of the corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute, may be taken by the vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation or of such class or classes.

          B. The corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed or permitted by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

          C. No person shall be disqualified from being a director of the corporation because he or she is or may be a party to, and no director of the corporation shall be disqualified from entering into any contract or other transaction to which the corporation is or may be a party. No contract or other transaction to which the corporation is or may be a party shall be void or voidable for the reason that any director or officer or other agent of the corporation is a party thereto, or otherwise has any direct or indirect interest in such contract or transaction or in any other party thereto, for reason that any interested director or officer or other agent of the corporation authorizes or participates in authorization of such contract or transaction, (a) if the material facts as to such interest are disclosed or are otherwise known to the Board of Directors at the time the contract or transaction is authorized and at least a majority of the disinterested members vote for or otherwise take action authorizing such contract or transaction even though such disinterested directors are less than a quorum, or (b) if the contract or transaction (i) is not less favorable to the corporation than an arm's length contract or transaction in which no director or officer or other agent of the corporation has any interest or (ii) is otherwise fair to the corporation as of the time it is authorized. Any interested director may be counted in determining the presence of a quorum at any meeting of the Board of Directors which authorizes the contract or transaction.

          D. Section 1701.831 of the Ohio Revised Code, as amended from time to time, shall not apply to "control share acquisitions" of shares of stock of the corporation, as defined in Section 1701.01(Z) of the Ohio Revised Code, as amended from time to time.


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          E. No shareholder of the corporation may cumulative voting power in the election of directors.

                                   ARTICLE VI

          The Board of Directors is hereby authorized to determine whether any, and, if any, what part of the surplus, however created or arising, shall be used or disposed of or declared in dividends or paid to shareholders, and, without action of the shareholders, to use and apply such surplus, or any part thereof, at any time or from time to time, in the purchase or acquisition of shares of any class now or hereafter authorized, voting-trust certificates for shares, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness of the corporation, and other securities of the corporation, to such extent or amount and in such manner and upon such terms as the Board of Directors shall deem expedient.

                                   ARTICLE VII

          The provisions of Section 1701.13(E)(5)(a) of the Ohio Revised Code or any statute of like tenor or effect which is hereafter enacted shall not apply to the corporation. The corporation shall, to the fullest extent not prohibited by any provision of applicable law other than Section 1701.13(E)(5)(a) of the Ohio Revised Code or any statute of like tenor or effect which is hereafter enacted, indemnify each director and officer against any and all costs and expenses (including attorney fees, judgments, fines, penalties, amounts paid in settlement and other disbursements) actually and reasonably incurred by or imposed upon such person in connection with any action, suit, investigation or proceeding (or any claim or other matter therein), whether civil, criminal, administrative or otherwise becomes or is threatened to be made a party by reason of being or at any time having been, while such a director or officer, an employee or other agent of the corporation or, at the direction or request of the corporation, a director, trustee, officer, administrator, manager employee, adviser or other agent of or fiduciary for any other corporation, partnership, trust venture or other entity or enterprise including any employee benefit plan.

          The corporation shall indemnify any other person to the extent such person shall be entitled to indemnification under Ohio law by reason of being successful on the merits or otherwise in defense of an action to which such person is named a party by reason of being an employee or other agent of the corporation and the corporation may further indemnify any such person if it is determined on a case by case basis by the Board of Directors that indemnification is proper in the specific case.

          Notwithstanding anything to the contrary in these Articles of Incorporation, no person shall be indemnified to the extent, if any, it is determined by the Board of Directors or by written opinion of legal counsel designated by the Board of Directors for such purpose that indemnification is contrary to applicable law.


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                                  ARTICLE VIII

          These Amended and Restated Articles of Incorporation supersede and replace the original articles of PH Group Inc. and its predecessor and all previously adopted amendments thereto that are in force on the date hereof.





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